UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2009

Exponent, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-18655	77-0218904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 Commonwealth Drive Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 326-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)

On March 31, 2009, the Board approved the amendment of the Company’s Amended and Restated Bylaws as set forth in the Certificate of Amendment of Amended and Restated Bylaws (a copy of which is attached hereto as Exhibit 3.2(ii)), to set the authorized number of directors between five (5) and eight (8) as shall be determined by a majority of the Board or by the affirmative vote of the holders of a majority of the total voting power of all outstanding shares of voting stock of the Corporation, effective immediately. The Board has determined to set the size of the Board at seven (7) beginning at the Company’s next annual meeting.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit 3.2(ii)	Certificate of Amendment of Amended and Restated Bylaws of Exponent, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

EXPONENT, INC.

By:	/s/ Richard L. Schlenker
Name:	Richard L. Schlenker
Title:	Chief Financial Officer and Corporate Secretary

Date: March 31, 2009

EXHIBIT INDEX

Exhibit 3.2(ii)	Certificate of Amendment of Amended and Restated Bylaws of Exponent, Inc.